UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2025

Commission File Number: 001-41430

Pagaya Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	98-1704718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

335 Madison Ave, 16th Floor
New York, New York	10017
(Address of principal executive offices)	(Zip Code)
(646) 710-7714
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, no par value	PGY	The NASDAQ Stock Market LLC
Warrants to purchase Class A Ordinary Shares	PGYWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 22, 2025, the Company issued a press release announcing that its wholly owned subsidiary, Pagaya US Holding Company LLC (“Pagaya US”), intends to offer, subject to market and other conditions, $450 million aggregate principal amount of unsecured senior notes due 2030 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “qualified institutional buyer”), that are qualified purchasers as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and the rules thereunder (the “Investment Company Act”) (a “qualified purchaser”). These buyers must be acquiring the notes for their own account or for the account of another person, over which they exercise sole discretion, who also meets the criteria of a qualified institutional buyer and a qualified purchaser.

The Company intends to use the net proceeds from the offering of the notes to repay all amounts outstanding under its existing credit facilities and to repay $75 million of certain outstanding secured borrowings as well as to pay related fees and expenses, with the remainder for general corporate purposes.
The notes will be fully and unconditionally guaranteed, on a senior unsecured basis, by Pagaya and each of Pagaya’s subsidiaries (other than Pagaya US) that is a guarantor under its existing credit agreement (collectively, the “Guarantors”). The notes and the related note guarantees will be senior unsecured obligations of Pagaya US and the Guarantors.

The offer and sale of the notes and the related note guarantees have not been, and will not be, registered under the Securities Act, the Investment Company Act or any other securities laws, and the notes cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. In addition, the notes may only be offered, sold or transferred to qualified institutional buyers that are also qualified purchasers and acquiring the notes for their own account or for the account of another person, over which they exercise sole discretion, who also meets the criteria of a qualified institutional buyer and a qualified purchaser.

The foregoing is qualified by reference to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 do not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Pagaya Technologies Ltd. announcing commencement of unsecured senior notes offering, dated July 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAGAYA TECHNOLOGIES LTD.

Date: July 22, 2025	By:	/s/ Evangelos Perros
	Name:	Evangelos Perros
	Title:	Chief Financial Officer